Exhibit 99.6

CONSENT OF ENRIQUE CASTILLO SANCHEZ MEJORADA

The undersigned hereby consents to the references to [him/her] as being considered as director of Grupo Aeroportuario del Pacifico S.A. de C.V. (the “Company”) in the Company’s Registration Statement on Form F-1.

/S/ ENRIQUE CASTILLO SANCHEZ MEJORADA

Mexico City, Mexico

February 20, 2006